[O'CONNOR CAVANAGH LETTERHEAD]

                                December 5, 1996




Cerprobe Corporation
600 South Rockford Drive
Tempe, Arizona 85281

                  Re:      Registration Statement on Form S-4
                           Cerprobe Corporation

Gentlemen:

                  As legal counsel to Cerprobe Corporation, a Delaware corporation (the "Company") we have assisted in the preparation of the Company's Registration Statement on Form S-4 (the "Registration Statement"), to be filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 400,000 shares of Common Stock, par value $0.05 per share, of the Company (the "Shares") issuable in connection with the merger of CROUTE, Inc., a Texas corporation ("C-Route"), with and into C-Route Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (the "Merger"). The facts, as we understand them, are set forth in the Registration Statement.

                  With respect to the opinion set forth below, we have examined originals, certified copies, or copies otherwise identified to our satisfaction as being true copies, only of the following:

                  A. The Certificate of Incorporation of the Company, as amended through the date hereof;

                  B. The Bylaws of the Company, as amended through the date hereof;

                  C. Resolutions of the Board of Directors of the Company dated October 24, 1996 authorizing the Merger;

                  D. The Registration Statement.

                  Subject to the assumptions that (i) the documents and signatures examined by us are genuine and authentic and (ii) the persons executing the documents examined by us have the legal capacity to execute such documents, and subject to the further limitations and qualifications set forth below, it is our opinion that the Shares, when issued and exchanged for shares of C-
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Cerprobe Corporation
December 5, 1996
Page 2


Route common stock in accordance with the terms of the Merger, will be validly issued, fully paid and nonassessable.

                  Please be advised that we are members of the State Bar of Arizona, and our opinion is limited to the legality of matters under the laws of the State of Arizona and the General Corporation Laws of the State of Delaware. Further, our opinion is based solely upon existing laws, rules and regulations, and we undertake no obligation to advise you of any changes that may be brought to our attention after the date hereof.

                  We hereby expressly consent to any reference to our firm in the Registration Statement, inclusion of this Opinion as an exhibit to the Registration Statement, and to the filing of this Opinion with any other appropriate governmental agency.

                                Very truly yours,


                                /s/ O'Connor, Cavanagh, Anderson, Killingsworth & Beshears